SAR CANCELLATION AGREEMENT

This SAR Cancellation Agreement (this “Agreement”), dated as of December 31, 2024 (the “Effective Date”), is made by and between Montrose Environmental Group, Inc., a Delaware corporation (the “Company”) and ______________ (“Grantee”).

WHEREAS, in consideration of Grantee’s services for the Company, on December 16, 2021 Grantee was granted ___________________ stock appreciation rights (the “SARs”) pursuant to the Company’s Amended and Restated 2017 Stock Incentive Plan; and

WHEREAS, the Company and Grantee wish to cancel each SAR in exchange for the Company’s agreement to make future amendments to the Company’s executive severance plan (the “Consideration”).

NOW, THEREFORE, the Company and Grantee agree as follows:

1.
SAR Cancellation. In exchange for the Consideration, which Grantee hereby agrees is reasonable and sufficient, the SARs shall be cancelled and forfeited as of the Effective Date, and Grantee shall have no further rights with respect thereto.

2.
Representations and Warranties. Each party hereto represents and warrants to the other party hereto that (i) if such party is not a natural person, such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, (ii) such party has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions hereby and (iii) the execution and delivery by such party of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of any provision of the constituent documents of such party (if applicable) or require that such party obtain the consent of any other party or governmental authority.

3.
Release. Grantee agrees that, in exchange for the good and valuable consideration described in this Agreement, including but not limited to the Consideration, the sufficiency of which is hereby acknowledged, Grantee hereby releases and discharges fully and forever the Company and its affiliates from any and all present or future claims, demands, and causes of action that may relate to the SARs.

4.
Entire Agreement. This Agreement constitutes the entire agreement between the Company and Grantee and contains all the agreements between them with respect to the subject matter hereof.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first set forth above.

MONTROSE ENVIRONMENTAL GROUP, INC.	GRANTEE

By:___________________________ Name: Title:	____________________________ ______________